                                                                     EXHIBIT 3.2


                                    BY-LAWS

                                       OF

                          MTC TELECOMMUNICATIONS, INC.

                            (a Delaware Corporation

                             (as of January 9.1996)

                               TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
                                   ARTICLE I

                                    OFFICES

Section 1.1    Registered Office............................................  1
Section 1.2    Other Offices................................................  1

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS


Section 2.1    Place of Meeting.............................................  1
Section 2.2    Annual Meeting...............................................  1
Section 2.3    Notice of Annual Meeting.....................................  1
Section 2.4    List of Stockholders.........................................  2
Section 2.5    Special Meetings.............................................  2
Section 2.6    Notice of Special Meetings...................................  2
Section 2.7    Business at Special Meetings.................................  2
Section 2.8    Adjourned Meetings and Notice Thereof........................  2
Section 2.9    Quorum.......................................................  3
Section 2.10   Majority Vote................................................  3
Section 2.l1   Voting.......................................................  3
Section 2.12   Stockholder Action Without Meeting...........................  4


                                  ARTICLE III

                                   DIRECTORS


Section 3.1    Number of Directors, Election and Term of Office.............  4
Section 3.2    Vacancies....................................................  4
Section 3.3    Powers.......................................................  5
Section 3.4    Compensation of Directors....................................  5
Section 3.5    Resignation and Removal......................................  5


                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1    Place of Meeting.............................................  5
Section 4.2    Organization Meeting.........................................  5

Section 4.3    Regular Meetings.............................................  5
Section 4.4    Special Meetings.............................................  6
Section 4.5    Notice of Special Meetings...................................  6
Section 4.6    Waiver of Notice.............................................  6
Section 4.7    Quorum.......................................................  6
Section 4.8    Adjournment..................................................  6
Section 4.9    Action Without Meeting.......................................  6
Section 4.10   Conference Communication.....................................  7



                                   ARTICLE V

                            COMMITTEES OF DIRECTORS

Section 5.1    Committees of Directors......................................  7
Section 5.2    Committee Minutes............................................  8



                                   ARTICLE VI

                                    OFFICERS

Section 6.1    Officers.....................................................  8
Section 6.2    Other Officers...............................................  8
Section 6.3    Election.....................................................  8
Section 6.4    Compensation.................................................  8
Section 6.5    Term.........................................................  8
Section 6.6    The Chairman of the Board....................................  8
Section 6.7    The Chief Executive Officer and President....................  9
Section 6.8    The Vice Presidents..........................................  9
Section 6.9    The Secretary................................................  9
Section 6.10   The Assistant Secretary......................................  9
Section 6.11   The Chief Financial Officer or Treasurer.....................  9
Section 6.12   The Assistant Treasurer...................................... 10


                                  ARTICLE VII

                    INDEMNIFICATION OF DIRECTORS, OFFICERS,
                              EMPLOYEES AND AGENTS

Section 7.1    Indemnification.............................................. 10
Section 7.2    Insurance.................................................... 13
Section 7.3    Savings Clause............................................... 13

                                  ARTICLE VIII

                                  STOCKHOLDERS

Section 8.1    Certificates of Stock........................................ 13
Section 8.2    Lost Certificates............................................ 14
Section 8.3    Transfer of Stock............................................ 14
Section 8.4    Stockholders of Record; No Record Date....................... 14
Section 8.5    Registered Stockholders...................................... 15



                                   ARTICLE IX

                               GENERAL PROVISIONS

Section 9.1    Dividends.................................................... 15
Section 9.2    Checks....................................................... 16
Section 9.3    Execution of Documents....................................... 16



                                   ARTICLE X

                                   AMENDMENTS

Section 10.1   Amendments................................................... 16

CERTIFICATE OF SECRETARY.................................................... 17

                                   ARTICLE I

                                    OFFICES

   SECTION 1.1 REGISTERED OFFICE. The registered office of the corporation in the State of Delaware shall be 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the corporation at such location is The Corporation Trust Company. Such registered agent has a business address identical with such registered office.

   SECTION 1.2 OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

   SECTION 2.1 PLACE OF MEETING. Meetings of stockholders shall be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors. In the absence of any such designation, stockholders meetings shall be held at the corporation's principal executive offices.

   SECTION 2.2 ANNUAL MEETING. The annual meeting of stockholders shall be held on the third Tuesday in April of each year or such other date and at such time as shall be designated by the Board of Directors and stated in the notice of the meeting, provided that the date so designated shall be within thirteen months alter the next preceding annual meeting.

   At each annual meeting the stockholders shall elect directors to succeed those whose terms expire in that year and to serve until their successors are elected, and shall transact such other business as may properly be brought before the meeting. Notwithstanding the foregoing, no annual meeting shall be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware to be taken at a stockholders' annual meeting are taken by written consent in lieu of a meeting pursuant to
Section 2.12 of this Article II.

   SECTION 2.3 NOTICE OF ANNUAL MEETING. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty calendar days before the date of the meeting. Such notice shall be given either personally or by United States mall, postage prepaid, or other means of written communication, directed to each stockholder entitled to vote at such meeting at the address of such stockholder appearing on the books of the corporation or given by him to the corporation for the purpose of such notice. The notice shall be deemed to have been given at the time when delivered personally or deposited in the United States mall, postage prepaid, or sent by other means of written communication.

   SECTION 2.4 LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten calendar days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten calendar days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

   SECTION 2.5 SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board, the president or the secretary, and shall be called by the Chairman of the Board, the president or the secretary at the request of a majority of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the outstanding capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of such meeting.

   SECTION 2.6 NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting of stockholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty calendar days before the date of the meeting to each stockholder entitled to vote at such meeting. Such notice shall be given either personally or by United States mall, postage prepaid, or other means of written communication, directed to each stockholder entitled to vote at such meeting at the address of such stockholder appearing on the books of the corporation or given by him to the corporation for the purpose of such notice. The notice shall be deemed to have been given at the time when delivered personally or deposited in the United States mall, postage prepaid, or sent by other means of written communication.

   Upon request by any person or persons entitled to call a special meeting, the Chairman of the Board, President, Vice President or Secretary shall within twenty calendar days alter receipt of the request cause notice to be given to the stockholders entitled to vote that a special meeting will be held at a time requested by the person or persons calling the meeting, but not less than thirty-five calendar days alter receipt of the request.

   SECTION 2.7 BUSINESS AT SPECIAL MEETINGS. The business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

   SECTION 2.8 ADJOURNED MEETINGS AND NOTICE THEREOF. Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section 2.10 of these by-laws.

   When a stockholders' meeting is adjourned to another time or place, a notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken; except that if the adjournment is for more than thirty days or if alter the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting small be given to each stockholder of record entitled to vote thereat.

   At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

   SECTION 2.9 QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.

   SECTION 2.10 MAJORITY VOTE. If a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless a different vote is required on that question by express provision of statute or of the certificate of incorporation, in which case such express provision shall govern and control. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or by proxy at the meeting shall be the act of such class.

   The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum, unless a different vote is required as set forth above.

   SECTION 2.11 VOTING. Except as otherwise provided in the certificate of incorporation and subject to Section 8.4 of these by-laws, each stockholder shall be entitled to one vote for each share of capital stock having voting power held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon alter three years from its date, unless the proxy provides for a longer period. Voting may be viva voce or by written ballot; provided, however, that all elections for directors must be by written ballot, unless otherwise provided in the certificate of incorporation.

   Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the stockholder falls to specify the number of shares such stockholder is voting affirmatively, it shall be conclusively presumed that the stockholder's approving vote is with respect to all shares said stockholder is entitled to vote.

   SECTION 2.12 STOCKHOLDER ACTION WITHOUT MEETING. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III

                                   DIRECTORS

   SECTION 3.1 NUMBER OF DIRECTORS, ELECTION AND TERM OF OFFICE. The number of directors which shall constitute the whole board shall be not less than five (5) nor more than nine (9), and the exact number of directors shall be five (5) until changed, within the limits specified above, by a resolution amending such exact number, duly adopted by the Board of Directors or by the stockholders, provided that, if required by the Certificate of Incorporation, the directors
--------
may be elected on a class basis as set forth in the Certificate of Incorporation. Unless otherwise provided in the certificate of incorporation, all elections of directors shall be by written ballot. Each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

   SECTION 3.2 VACANCIES. A vacancy in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the stockholders fall at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

   Unless otherwise provided in the certificate of incorporation, vacancies occurring on the Board for any reason may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and any director so chosen shall hold office for the unexpired term in respect of which such vacancy occurred and until his or her successor is duly elected and qualified.

   Unless otherwise provided in the certificate of incorporation, when one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

   SECTION 3.3 POWERS. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

   SECTION 3.4 COMPENSATION OF DIRECTORS. The directors shall not receive any stated salary for their services as directors but may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

   SECTION 3.5 RESIGNATION AND REMOVAL. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

         Any director may be removed in accordance with applicable law.


                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

   SECTION 4.1 PLACE OF MEETING. Unless otherwise restricted by the certificate of incorporation, the Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

   SECTION 4.2 ORGANIZATION MEETING. As soon as practicable alter each annual meeting of stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, electing officers and transacting other business. No notice of such meeting need be given. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors. Notwithstanding the foregoing, no such regular meeting shall be held if all such actions are taken by written consent in lieu of a meeting pursuant to Section 4.9 of this Article IV.

   SECTION 4.3 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors. Such regular meetings may be held without notice.

   SECTION 4.4 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the president or on the written request of a majority of the directors then in office.

   SECTION 4.5 NOTICE OF SPECIAL MEETINGS. Notice of the time and place of special meetings of the Board of Directors shall be delivered personally to each director, or sent to each director by mall, facsimile transmission, telephone or telegraph. In case such notice is sent by mail, it shall be deposited in the United States mail at least four days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by facsimile transmission, telephone or telegraph, it shall be so delivered at least twenty-four hours prior to the time of the holding of the meeting. Such notice shall not be necessary if appropriate waivers, consents and/or approvals are filed in accordance with Section 4.6 of this Article IV.

   SECTION 4.6 WAIVER OF NOTICE. Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or alter the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

   The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held alter regular call and notice if a quorum is present and if, either before or alter the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

   SECTION 4.7 QUORUM. At all meetings of the Board of Directors, a majority of the total authorized number of directors shall constitute a quorum for the transaction of business unless the certificate of incorporation requires a greater number. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the certificate of incorporation shall require a vote of a greater number. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting without notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

   SECTION 4.8 ADJOURNMENT. Any meeting of the Board of Directors, whether or not a quorum is present, may be adjourned to another time and place by the vote of a majority of the directors present. Notice of the time and place of the adjourned meeting need not be given to absent directors if said time and place are fixed at the meeting adjourned.

   SECTION 4.9 ACTION WITHOUT MEETING. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee thereof.

   SECTION 4.10 CONFERENCE COMMUNICATION. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this
Section 4.10 shall constitute presence in person at such meeting.


                                   ARTICLE V

                            COMMITTEES OF DIRECTORS

   SECTION 5.1 COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under Section 251 or 252 of the Delaware General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless the resolution, by-laws, or certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware

General Corporation Law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

   SECTION 5.2 COMMITTEE MINUTES. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.


                                   ARTICLE VI

                                    OFFICERS

   SECTION 6.1 OFFICERS. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a president, a secretary and a treasurer or chief financial officer. The Board of Directors may also choose one or more vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

   SECTION 6.2 OTHER OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

   SECTION 6.3 ELECTION. The Board of Directors at its first meeting alter each annual meeting of stockholders shall choose a Chairman of the Board, a president, a secretary and a treasurer.

   SECTION 6.4 COMPENSATION. The salaries of all officers and agents of the corporation shall be fixed from time to time by the president, and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the corporation.

   SECTION 6.5 TERM. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time, either with or without cause, by the affirmative vote of a majority of the Board of Directors. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

   SECTION 6.6 THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders. He shall present at each annual meeting of stockholders and of directors a report of the condition of the business of the corporation. The Chairman of the Board shall have such other powers and duties as may be prescribed by the Board of Directors or by these by-laws.

   SECTION 6.7 THE CHIEF EXECUTIVE OFFICER AND PRESIDENT. The president shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. The president shall act on behalf of the Chairman of the Board whenever the Chairman of the Board is for any reason unable to perform his duties or exercise his powers. He shall be ex
                                                                            --
officio a member of all the standing committees, including the executive
-------
committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by these by-laws.

   SECTION 6.8 THE VICE PRESIDENTS. In the absence or disability of the president, the vice presidents in order of their rank as fixed by the Board of Directors, or, if not ranked, the vice presidents in order of their seniority of employment with the corporation, shall perform the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the president. The Board of Directors may appoint one or more executive vice presidents.

   SECTION 6.9 THE SECRETARY. The secretary shall keep, or cause to be kept, a book of minutes in written form of the proceedings of the Board of Directors, committees of the board, and stockholders. Such minutes shall include all waivers of notice, consents to the holding of meetings, or approvals of the minutes of meetings executed pursuant to these by-laws or statute. The secretary shall keep, or cause to be kept at the principal executive office or at the office of the corporation's transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each.

   The secretary shall give or cause to be given notice of all meetings of the stockholders and of the Board of Directors required by these by-laws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these by-laws .

   SECTION 6.10 THE ASSISTANT SECRETARY. The assistant secretary shall have all the powers and perform all the duties of the secretary in the absence or inability of the secretary to act and shall perform such other duties as the Board of Directors, the chairman of the board or the president shall designate.

   SECTION 6.11 THE CHIEF FINANCIAL OFFICER OR TREASURER. The treasurer shall be the chief financial officer of the corporation. He shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse all funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these by-laws.

   SECTION 6.12 THE ASSISTANT TREASURER. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                                  ARTICLE VII

                    INDEMNIFICATION OF DIRECTORS, OFFICERS,
                              EMPLOYEES AND AGENTS

   SECTION 7.1  INDEMNIFICATION.

   (a) ACTIONS, SUITS OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall to the fullest extent permitted by applicable law indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit plans) against all costs, charges, expenses (including attorneys' fees), liabilities and losses, judgments, fines, amounts paid in settlement and excise taxes or penalties assessed with respect to any employee benefit or welfare plan reasonably incurred or suffered by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo
                                                                         ----
contendere or its equivalent, shall not, of itself, create a presumption that
----------
the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

   (b) ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify to the fullest extent permitted by applicable law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit plans), against all costs, charges, expenses (including attorneys' fees), judgments, amounts paid in settlement and excise taxes or penalties assessed with respect to any employee benefit or welfare plan reasonably incurred or suffered by him or her or on his or her behalf in connection with such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made under this Section 7.1(b) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

   (c) INDEMNIFICATION FOR COSTS, CHARGES AND EXPENSES OF SUCCESSFUL PARTY. Notwithstanding any other provision of this Article VII, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 7.1(a) or 7.1(b) of this Article VII or in defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

   (d) DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under Sections 7.1(a) or 7.1(b) of this Article VII (unless ordered by a court) shall be paid by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct set forth in Sections 7.1(a) and 7.1(b) of this Article VII. Such determination shall be made
(1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel (who may be the regular counsel of the corporation) in a written opinion, or (3) by the stockholders.

   (e) ADVANCEMENT OF COSTS, CHARGES AND EXPENSES. Expenses (including attorneys' fees) incurred by a director or officer referred to in Sections 7.1(a) or 7.1(b) of this Article VII in defending a civil or criminal action, administrative or investigative action, suit or proceeding shall be paid by the corporation, in advance of a determination of right to indemnification pursuant to Section 7.1(d) of this Article VII or the final disposition of such action, suit or proceeding, upon the written request of such director or officer; provided, however, that the payment of such expenses in advance of the
-----------------
determination of right to indemnification or the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized in this Section 7.1. The Board of Directors may, in such case, and upon approval of such director or officer of the corporation, authorize the corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

   (f)  PROCEDURE FOR INDEMNIFICATION.   Any indemnification under Sections
7.1(a), 7.1(b) or 7.1(c) of this Article VII or advance of expenses under
Section 7.1(e) of this Article VII shall be made promptly, and in any event within 60 days, upon the written request of the indemnified person. The right to indemnification or advances as granted by this Section 7.1 shall be enforceable by the indemnified person in any court of competent jurisdiction, if the corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses actually and reasonably incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 7.1 of this Article VII where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Section 7.1(a) or 7.1(b) of this Article VII but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of c6nduct set forth in Sections 7.1(a) or 7.1(b) of this Article VII nor the fact that there has been an actual determination by the corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

   (g) OTHER RIGHTS; CONTINUATION OF RIGHT TO INDEMNIFICATION. The indemnification and advancement of costs, charges and expenses provided by, or granted pursuant to, this Section 7.1 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of costs, charges and expenses may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office as set forth in Sections 7.1(a) and 7.1(b) of this
Article VII or otherwise, and, unless otherwise provided when authorized or ratified, shall continue as to a person who has ceased to hold such office and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Section 7.1 shall be deemed to be a contract between the corporation and each director and officer of the corporation who serves or served in such capacity at any time while this
Section 7.1 is in effect. Any repeal or modification of this Section 7.1 or any repeal or modification of relevant provision of the Delaware General

Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder.

   (h) INDEMNIFICATION OF EMPLOYEES AND OTHER AGENTS. The Board of Directors in its discretion shall have power on behalf of the corporation, subject to applicable law, to indemnify any person made a party to any action, suit or proceeding by reason of the fact that such person, or his or her testator or intestate, is or was an employee or other agent of the corporation and to advance costs, charges and expenses (including attorneys' fees) incurred by such person in defending any such action, suit or proceeding.

   SECTION 7.2 INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnity him or her against such liability under the provisions of this Article VII.

   SECTION 7.3 SAVINGS CLAUSE. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnity each director and officer of the corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the full extent permitted by applicable law


                                  ARTICLE VII

                                  STOCKHOLDERS

   SECTION 8.1 CERTIFICATES OF STOCK. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice chairman of the Board of Directors or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

   SECTION 8.2 LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates of stock to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond (or other adequate security) in such sum as it may direct as indemnity against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

   SECTION 8.3 TRANSFER OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

   SECTION 8.4 STOCKHOLDERS OF RECORD; NO RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten calendar days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

   In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten calendar days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings or stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mall, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

   In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

   If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, the close of business of the day next preceding the day on which the meeting is held.

   SECTION 8.5 REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                   ARTICLE IX

                               GENERAL PROVISIONS

   SECTION 9.1 DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the provisions of the certificate of incorporation. If a dividend is to be paid in shares of the corporation's theretofore unissued stock, the Board of Directors shall, by resolution, direct that there be designated as capital in respect of such shares an amount which is not less than the aggregate par value of par value shares being declared as a dividend and, in the case of shares without par value being declared as a dividend, such amount as shall be determined by the Board of Directors. No such designation as capital shall be necessary if shares are distributed pursuant to a split-up or division of the corporation's stock rather than as payment of a dividend declared payable in stock of the corporation. Before payment of any dividend, there may be set aside out of any funds of the corporation legally available for dividends such sum or sums as the directors may from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

   SECTION 9.2 CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

   SECTION 9.3 EXECUTION OF DOCUMENTS. The Chairman of the Board of Directors, the president or any other officer, employee or agent of the corporation designated by the Board of Directors shall have the power to execute and deliver deeds, leases, contracts, mortgages, bonds, debentures, checks, drafts and other documents for and in the name of the corporation, and such power may be delegated by written instrument to other officers, employees or agents of the corporation.


                                   ARTICLE X

                                   AMENDMENTS

   SECTION 10.1 AMENDMENTS. These by-laws may be altered, amended, or repealed or new by-laws may be adopted, by the Board of Directors at any regular or special meeting thereof, subject to the powers of the holders of a majority of the outstanding stock of the corporation entitled to vote in respect thereof, by their vote given at an annual meeting or at any special meeting, to amend or repeal any by-law.

                            CERTIFICATE OF SECRETARY


   I, the undersigned, do hereby certify:

   1.     That I am the duly elected and acting Secretary of MTC
TELECOMMUNICATIONS INC., a Delaware corporation.

   2. That the foregoing By-laws constitute the By-laws of said corporation as adopted by the directors 6f this corporation by written unanimous consent on __________________ 199__.

   IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the corporation this ______ day of __________,199__.


                                    /s/ Rebecca B. Brinskele
                                    __________________________________
                                    Rebecca B. Brinskele

[SEAL]